Exhibit 99

Contact: Charity Frantz
April 29, 2026	570-724-0225
charityf@cnbankpa.com

C&N ANNOUNCES FIRST QUARTER 2026 UNAUDITED FINANCIAL RESULTS

For Immediate Release:

Wellsboro, PA – Citizens & Northern Corporation (“C&N”) (NASDAQ: CZNC) announced its unaudited, consolidated financial results for the three-month period ended March 31, 2026. C&N’s principal activity is community banking, and its largest subsidiary is Citizens & Northern Bank (“C&N Bank”).

Brad Scovill, C&N’s President and CEO, commented, “Our first quarter net income of $0.02 per share was well below expectations, mainly due to a significant charge related to one of our largest loans. Having said that, our fundamentals remain very strong, with solid PPNR performance highlighted by 14 basis points of net interest margin expansion and strong capital and liquidity profiles. While our non-performing asset level is somewhat elevated in comparison to that of our peers, we maintain a comparatively higher allowance for credit losses as a percentage of total loans, and we continue to make methodical progress in executing prudent workout strategies for all of our larger nonperforming loans. Looking forward, we remain confident in our ability to execute our strategy for profitable growth.”

Highlights:

●	Net income was $273,000, or $0.02 diluted earnings per share for the first quarter of 2026 as compared to $4,466,000, or $0.25 diluted earnings per share for the fourth quarter 2025, and $6,293,000, or $0.41 per diluted share in the first quarter 2025. As described in more detail below, first quarter 2026 earnings were negatively impacted by an elevated provision for credit losses and earnings for the fourth quarter 2025 were impacted by merger-related expenses resulting from C&N’s acquisition of Susquehanna Community Financial, Inc. (“Susquehanna”) effective October 1, 2025. Excluding merger-related expenses, net of taxes, adjusted earnings (non-GAAP) totaled $9,966,000 or $0.56 per diluted share for the fourth quarter of 2025. See Table 13 for additional information.
●	Pre-tax, pre-provision net revenue (“PPNR”) was $14,142,000 for the first quarter 2026 as compared to $14,445,000 for the fourth quarter 2025 and $8,151,000 for the first quarter 2025. PPNR measures the strength of C&N’s core earnings from recurring operations independent of credit volatility. The higher PPNR results in the two most recent quarters include the net impact of growth in net interest income, noninterest income and noninterest expense resulting from C&N’s acquisition of Susquehanna on October 1, 2025. PPNR includes net interest income and noninterest income, net of noninterest expense, but excludes the provision for credit losses, realized gains or losses on securities, merger-related expenses and other nonrecurring items included in earnings. See Table 12 for additional information.
●	The provision for credit losses was $13,602,000 in the first quarter 2026 as compared to $1,320,000 in the fourth quarter 2025 and $236,000 in the first quarter 2025. The increase in the first quarter 2026 provision was primarily driven by the impact on the allowance for credit losses (“ACL”) of an increase in net charge-offs to $10,808,000 as compared to $884,000 in the fourth quarter of 2025 and $91,000 in the first quarter of 2025.
●	The significant increase in charge-offs in the first quarter of 2026 is due to a non-owner occupied, commercial real estate loan originated in 2022 in the amount of $24 million of which $7,200,000 was participated with another financial institution. The loan is secured by a first lien on the leasehold interests of an approximately 190,000 square foot Class A office property with multiple buildings and tenants, located in Bucks County, PA. The loss of a large tenant as well as cash flow requirements of the borrower’s other properties (which C&N has not financed) caused the loan to be downgraded to substandard and placed in nonaccrual status as of March 31, 2026. C&N obtained an updated appraisal in April 2026 which was significantly lower than the original appraisal when the loan was originated, resulting in a charge-off of $10,056,000. At March 31, 2026, the amortized cost basis of the loan, net of the partial charge-off, is $5,836,000. Management believes the property’s location and condition provide an opportunity for recovery of value in the future.
●	The ACL was 1.42% of gross loans receivable at March 31, 2026, up from 1.32% at December 31, 2025 and 1.06% at March 31, 2025, as the higher level of net charge-offs in the first quarter 2026 impacted the portion of C&N’s ACL determined based on historical loss experience.

●	Total nonperforming assets were 1.33% of total assets at March 31, 2026, up from 1.06% at December 31, 2025 and 0.93% at March 31, 2025. The increase in nonperforming assets in the first quarter 2026 included the impact of classifying the nonowner occupied commercial real estate loan referenced above as nonaccrual at March 31, 2026.
●	Net interest income for the first quarter 2026 decreased $19,000 from the total for the fourth quarter 2025 and increased $8,479,000 over the total for the first quarter 2025. The net interest margin increased 14 basis points to 3.98% in the first quarter 2026 from 3.84% for the fourth quarter 2025 and increased 60 basis points from 3.38% for the first quarter 2025.
●	Total loans receivable were $30,485,000 higher at March 31, 2026 compared to December 31, 2025. Average loans receivable increased 0.8% during the first quarter 2026 from the fourth quarter 2025. Average loans receivable were higher by 24.5% for the first quarter 2026 as compared to the first quarter 2025.
●	Deposits totaled $2,600,053,000 at March 31, 2026, up $35,337,000 from December 31, 2025. Average total deposits decreased 2.6% during the first quarter 2026 from the fourth quarter 2025, mainly due to a seasonal reduction in balances held by municipal customers. Average total deposits were 24.2% higher for the first quarter 2026 as compared to the first quarter 2025.
●	At March 31, 2026, C&N’s highly liquid sources of available funds totaled $1.363 billion, or 159.3% of uninsured deposits and 199.1% of uninsured and uncollateralized deposits.

First Quarter 2026 as Compared to Fourth Quarter 2025

Net income was $273,000, or $0.02 per diluted share, for the first quarter 2026 as compared to $4,466,000, or $0.25 per diluted share, for the fourth quarter 2025. As described in the Highlights section, first quarter 2026 earnings were negatively impacted by an elevated provision for credit losses and fourth quarter 2025 earnings were impacted by merger-related expenses resulting from the acquisition of Susquehanna. Excluding merger-related expenses, net of taxes, adjusted earnings (non-GAAP)   totaled $9,966,000 or $0.56 per diluted share for the fourth quarter of 2025. See Table 13 for additional information. Other significant variances were as follows:

◾	Net interest income of $28,454,000 in the first quarter 2026 decreased $19,000 from the fourth quarter 2025 result. Average total earning assets decreased $36,883,000 from the prior quarter, as average interest-bearing due from banks decreased $57,255,000. Average total deposits decreased $68,657,000 while average total borrowed funds increased $33,777,000 in the first quarter 2026 as compared to the total for the prior quarter. The net interest margin was 3.98% in the first quarter 2026, up 0.14% from 3.84% in the fourth quarter 2025. Accretion of purchase accounting valuation adjustments related to the Susquehanna merger had a net positive impact on net interest income of $765,000 in the first quarter 2026 and $789,000 in the fourth quarter. The net interest spread increased 0.14%, as the average yield on earning assets increased 0.08% and the average rate on interest-bearing liabilities decreased 0.06%.
◾	Noninterest income excluding realized gains on available-for-sale securities, of $8,169,000 in the first quarter 2026 decreased $191,000 from the fourth quarter 2025. Significant variances included the following:
➢	Other noninterest income of $1,586,000 increased $269,000 including a conversion assistance payment of $241,000 received related to merger integration of the wealth management platform.
➢	Net gains from sale of loans of $370,000 decreased $188,000 reflecting a decrease in volume of residential mortgage loans sold.

➢	Brokerage and insurance revenue of $588,000 decreased $183,000 due to a decrease in sales volume.

➢	Loan servicing fees, net, of $108,000 decreased $117,000, as the fair value of servicing rights decreased $172,000 in first quarter 2026 as compared to a decrease of $58,000 in fourth quarter 2025.
◾	Noninterest expense of $22,712,000 in the first quarter of 2026 decreased $7,447,000 from the fourth quarter 2025 total. The fourth quarter 2025 included merger-related expenses of $6,891,000 related to the Susquehanna acquisition and also included professional fees totaling $757,000 related to contract renegotiations with technology core system and operations providers with no comparable amounts in first quarter of 2026. In the first quarter 2026, net occupancy and equipment expense was $229,000 higher than in fourth quarter 2025, including increases of $151,000 in snow removal and $55,000 in light and power expenses while data processing and telecommunications expenses was $302,000 lower than in fourth quarter 2025 reflecting lower software license expense.

◾	The income tax provision of $62,000, or 18.5% of pre-tax income for the first quarter 2026, decreased $864,000 from $926,000, or 17.2% of pre-tax income, for the fourth quarter 2025 reflecting a decrease in pre-tax income for the quarter.

First Quarter 2026 as Compared to First Quarter 2025

First quarter 2026 net income was $273,000, or $0.02 per diluted share, as compared to $6,293,000, or $0.41 per diluted share, in the first quarter 2025. As described in the Highlights section, first quarter 2026 earnings were impacted by an elevated provision for credit losses. Other significant variances were as follows:

◾	Net interest income of $28,454,000 in the first quarter 2026 was $8,479,000 higher than in the first quarter 2025, including the benefit of income from growth in net earning assets resulting from the Susquehanna merger. The net interest margin increased to 3.98% in the first quarter 2026 from 3.38% in the first quarter 2025. The interest rate spread increased 0.76%, as the average yield on earning assets increased 0.31% while the average rate on interest-bearing liabilities decreased 0.45%. Average total earning assets increased $505,810,000 from the first quarter 2025, as average total loans receivable increased $465,531,000, including the impact of loans acquired from Susquehanna, and average available-for-sale debt securities increased $81,543,000 while average interest-bearing due from banks decreased $42,380,000. Average total deposits increased $499,043,000, including the impact of deposits assumed from Susquehanna, while average brokered deposits decreased $24,333,000.
◾	Noninterest income, excluding gains on available-for-sale debt securities, of $8,169,000 in the first quarter 2026 increased $1,161,000 from the first quarter 2025 result. Significant variances included the following:

➢	Other noninterest income of $1,586,000 increased $454,000, including a conversion assistance payment of $241,000 received related to the merger integration of the wealth management platform, an increase of $94,000 in tax credit income and an increase of $78,000 in dividends on Federal Home Loan Bank of Pittsburgh stock.

➢	Interchange revenue from debit card transactions of $1,267,000 increased $231,000, including an increase in volume-related incentive income.
➢	Service charges on deposit accounts of $1,650,000 increased $210,000 reflecting an increase in volume of fees.
➢	Net gains from sale of loans of $370,000 increased $165,000, reflecting an increase in volume of residential mortgage loans sold and includes the impact of $133,000 in net gains from sale of loans resulting from the Susquehanna acquisition.

◾	Noninterest expense of $22,712,000 in the first quarter 2026 increased $3,669,000 from the first quarter 2025 result, reflecting the impact of the Susquehanna acquisition. Other significant variances included the following:
➢	Salaries and employee benefits expense of $13,201,000 increased $1,442,000, including the impact of the Susquehanna acquisition while cash and stock-based incentive compensation decreased $219,000.
➢	Other noninterest expense of $3,364,000 increased $1,010,000 from the first quarter 2025. Within this category, significant variances included the following:
◾Core deposit intangible amortization expense increased $708,000, related to core deposits assumed from Susquehanna.
◾	FDIC insurance expense increased $243,000 from the first quarter of 2025, reflecting the impact of the Susquehanna acquisition.
◾	Legal fees unrelated to merger activity decreased $104,000 from the first quarter of 2025.
➢	Net occupancy and equipment expense was $432,000 higher than in first quarter 2025, including $337,000 related to the Susquehanna acquisition and increases in snow removal, light and power and repairs and maintenance expenses.

➢	Data processing and telecommunications expenses were $378,000 higher than in the first quarter 2025 reflecting higher software license expense of $179,000 and higher internet banking expenses of $170,000, related to the Susquehanna acquisition.
◾	The income tax provision of $62,000, or 18.5% of pre-tax income for the first quarter 2026 decreased $1,349,000 from $1,411,000, or 18.3% of pre-tax income, for the first quarter 2025 reflecting a decrease in pre-tax income for the quarter.

Other Information:

Changes in other unaudited financial information were as follows:

◾	Total assets were $3,164,340,000 at March 31, 2026 up from $3,132,469,000 at December 31, 2025 and $2,609,228,000 at March 31, 2025.
◾	Cash and due from banks totaled $54,798,000 at March 31, 2026, up from $46,056,000 at December 31, 2025 and down from $114,738,000 at March 31, 2025.
◾	The fair value of available-for-sale debt securities at March 31, 2026 was lower than the amortized cost basis by $32,175,000 or 6.1%. In comparison, the aggregate unrealized loss position was $29,685,000 or 5.5% lower than the amortized cost basis at December 31, 2025 and $ 42,374,000 or 9.4% lower than the amortized cost basis at March 31, 2025. The volatility in the fair value of the portfolio has resulted from changes in interest rates. Management reviewed the available-for-sale debt securities as of March 31, 2026 and concluded, as of such date, that there were no credit-related declines in fair value and no allowance for credit losses was recorded as of March 31, 2026.
◾	Gross loans receivable totaled $2,384,850,000 at March 31, 2026, up $30,485,000 from total loans at December 31, 2025 and $486,418,000 from total loans at March 31, 2025. On October 1, 2025, $393,587,000 of gross loans receivable, net of purchase accounting adjustments were recorded pursuant to the acquisition of Susquehanna. In comparing outstanding balances at March 31, 2026 and 2025, total commercial loans were up $393,876,000 or 27.5%, total outstanding consumer loans increased $48,879,000 or 74.0% and total residential mortgage loans increased $43,663,000 or 10.9%. The outstanding balance of residential mortgage loans originated and serviced by C&N that have been sold to third parties was $451,162,000 at March 31, 2026, up $121,401,000 from the total at March 31, 2025, reflecting the impact of servicing obligations assumed on such loans that had been sold by Susquehanna prior to the merger.
◾	At March 31, 2026, the recorded investment in non-owner occupied commercial real estate loans for which the primary purpose is utilization of office space by third parties was $109,404,000, or 4.6% of gross loans receivable. At March 31, 2026, within this segment there were three loans with a total recorded investment of $8,600,000 in nonaccrual status with no individual allowances, including the loan referred to in the Highlights section with a partial charge-off of $10,056,000 in the first quarter 2026 and an amortized cost basis at March 31, 2026 of $5,836,000. The remainder of the non-owner occupied commercial real estate loans with a primary purpose of office space utilization were in accrual status with no individual allowance at March 31, 2026.
◾	Total nonperforming assets as a percentage of total assets was 1.33% at March 31, 2026, up from 1.06% at December 31, 2025 and 0.93% at March 31, 2025. Total nonperforming assets were $42,113,000 at March 31, 2026, up from $33,113,000 at December 31, 2025 and $24,329,000 at March 31, 2025, including the impact of classifying the non-owner occupied commercial real estate loan referenced above as nonaccrual at March 31, 2026 and also includes the impact of nonaccrual loans purchased with credit deterioration (“PCD loans”) that were acquired as part of the Susquehanna merger with a total amortized cost basis of $8,566,000 at March 31, 2026.
◾	Deposits totaled $2,600,053,000 at March 31, 2026, up $35,337,000 from December 31, 2025 and $497,912,000 from March 31, 2025. Deposits of $501,488,000 were assumed from Susquehanna, effective October 1, 2025. Average total deposits decreased 2.6% during the first quarter 2026 from the fourth quarter 2025, mainly due to a seasonal reduction in balances held by municipal customers. Average total deposits were 24.2% higher for the first quarter 2026 as compared to the first quarter 2025.
◾	C&N maintained highly liquid sources of available funds totaling $1.363 billion at March 31, 2026, including unused borrowing capacity with the Federal Home Loan Bank of Pittsburgh of $948.3 million, unused availability on the Federal Reserve Bank of Philadelphia’s discount window of $24.6 million, available federal funds lines with other banks of $75 million and available-for-sale debt securities with a fair value in excess of collateral obligations of $315.4 million. At March 31, 2026, available funding from these sources totaled 159.3% of uninsured deposits, and 199.1% of uninsured and uncollateralized deposits.
◾	The outstanding balance of borrowed funds, including Federal Home Loan Bank advances, repurchase agreements, senior notes and subordinated debt, totaled $193,046,000 at March 31, 2026, up $3,574,000 from December 31, 2025 and down $1,725,000 from March 31, 2025.
◾	Total stockholders’ equity was $335,564,000 March 31, 2026, down from $341,714,000 at December 31, 2025 and up from $281,831,000 at March 31, 2025. Effective October 1, 2025, C&N recorded a net increase in stockholders’ equity of $44,388,000 from the issuance of common stock to the former Susquehanna stockholders. Within stockholders’ equity, the portion of accumulated other comprehensive loss related to available-for-sale debt securities was $25,096,000 at March 31, 2026, $23,154,000 at December 31, 2025 and $33,050,000 at March 31, 2025. The volatility in stockholders’ equity related to accumulated other comprehensive loss from available-for-sale debt securities has been caused by fluctuations in interest rates including overall increases in rates as compared to market rates when most of C&N’s securities were purchased. Accumulated other comprehensive loss is excluded from C&N’s regulatory capital ratios.
◾	Tangible common book value per share, a non-GAAP financial measure, was $14.73 at March 31, 2026 as compared to $15.11 at December 31, 2025 and $14.71 at March 31, 2025. The Corporation’s tangible common equity ratio was 8.53% at March 31, 2026 compared to 8.80% at December 31, 2025 and 8.91% at March 31, 2025. See Non-GAAP Reconciliation for additional information.
◾	Citizens & Northern Corporation and Citizens & Northern Bank are subject to various regulatory capital requirements. At March 31 2026, Citizens & Northern Corporation and Citizens & Northern Bank maintained regulatory capital ratios that exceeded all capital adequacy requirements and were classified as well-capitalized.
◾	On September 25, 2023, C&N announced a treasury stock repurchase program with no expiration that can be suspended or terminated by the Board of Directors, in its sole discretion. Under this program, C&N is authorized to repurchase up to 750,000 shares of its common stock. There were no shares repurchased during the three-month period ended March 31, 2026. At March 31, 2026, there were 723,465 shares available to be repurchased under the program.
◾	Trust assets under management by C&N’s Wealth Management Group were $1,473,084,000 at March 31 2026, up from $1,468,691,000 at December 31, 2025, and up 10.2% from $1,336,737,000 at March 31, 2025. Fluctuations in values of assets under management reflect the impact of market volatility.
◾	Under U.S. GAAP, interest income on tax-exempt securities and loans is reported at applicable nominal amounts, with the tax benefit accounted for as a reduction in the income tax provision. C&N presents certain analyses and ratios with net interest income determined on a fully taxable-equivalent basis, which are non-GAAP financial measures as presented. C&N believes presentation of net interest income on a fully taxable-equivalent basis provides investors with meaningful information for purposes of comparing the returns on tax-exempt securities and loans with returns on taxable securities and loans. The excess of net interest income on a fully taxable-equivalent basis over the amounts reported under U.S. GAAP was $231,000, $233,000 and $211,000 for the first quarter 2026, fourth quarter 2025 and first quarter 2025, respectively.

Citizens & Northern Corporation is the bank holding company for Citizens & Northern Bank, headquartered in Wellsboro, Pennsylvania, which operates 35 banking offices located in Bradford, Bucks, Cameron, Chester, Lancaster, Lycoming, McKean, Northumberland, Potter, Snyder, Sullivan, Tioga, Union and York Counties in Pennsylvania and Steuben County in New York, as well as a loan production office in Elmira, New York. Citizens & Northern Corporation trades on NASDAQ under the symbol “CZNC.” For more information about Citizens & Northern Bank and Citizens & Northern Corporation, visit www.cnbankpa.com.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions that are intended to identify forward-looking statements.  Investors are cautioned that all forward-looking statements involve risks and uncertainty, and are not guarantees of future performance.  Actual results may differ materially from those expressed in forward-looking statements. Factors that may affect future financial results include, without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; the potential for adverse developments in the banking industry that could have a negative impact on customer confidence, sources of liquidity and capital funding, and regulatory responses to such developments; C&N’s credit standards and its on-going credit assessment processes might not protect it from significant credit losses; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in C&N’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; information security breach or other technology difficulties or failures; changes in accounting principles, or the application of generally accepted accounting principles; fraud and cyber malfunction risks as usage of artificial intelligence continues to expand; the integration of Susquehanna’s business and operations with those of C&N may divert the attention of the management teams of C&N and Susquehanna and cause a loss in the momentum of their ongoing businesses or have unanticipated adverse results on C&N’s or Susquehanna existing businesses, may take longer than anticipated and may be more costly than anticipated; the anticipated cost savings, operational efficiencies and other synergies of the Susquehanna merger may take longer to be realized or may not be achieved in their entirety, and attrition in key client, partner and other relationships relating to the Susquehanna merger may be greater than expected; success of C&N in Susquehanna’s geographic market area will require C&N to attract and retain key personnel in the market and to differentiate C&N from its competitors in the market; and Risk Factors identified in C&N’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Supplemental, Unaudited Financial Information

TABLE 1 - CONDENSED, CONSOLIDATED EARNINGS INFORMATION

(Dollars In Thousands, Except Per Share Data)

(Unaudited)

	1ST	1ST
	QUARTER	QUARTER
	2026	2025	$ Incr. (Decr.)	% Incr. (Decr.)
Interest and Dividend Income	$40,588	$31,709	$8,879	28.00%
Interest Expense	12,134	11,734	400	3.41%
Net Interest Income	28,454	19,975	8,479	42.45%
Provision for Credit Losses	13,602	236	13,366	5,663.56%
Net Interest Income After Provision for Credit Losses	14,852	19,739	(4,887)	(24.76)%
Noninterest Income	8,169	7,008	1,161	16.57%
Net Realized Gains on Available-for-sale Debt Securities	26	0	26	N/M
Noninterest Expenses	22,712	19,043	3,669	19.27%
Income Before Income Tax Provision	335	7,704	(7,369)	(95.65)%
Income Tax Provision	62	1,411	(1,349)	(95.61)%
Net Income	$273	$6,293	$(6,020)	(95.66)%
Net Income Attributable to Common Shares (1)	$273	$6,242	$(5,969)	(95.63)%
PER COMMON SHARE DATA:
Net Income - Basic and Diluted	$0.02	$0.41	$(0.39)	(95.12)%
Dividends Per Share	$0.28	$0.28	$0.00	0.00%
Number of Shares Used in Computation - Basic and Diluted	17,732,537	15,338,532

(1)	Basic and diluted net income per common share are determined based on net income less earnings allocated to nonvested restricted shares with nonforfeitable dividends.

N/M Not meaningful

TABLE 2 - CONDENSED, CONSOLIDATED BALANCE SHEET DATA

(Dollars In Thousands)

(Unaudited)

	March 31,	March 31,
	2026	2025	$ Incr. (Decr.)	% Incr. (Decr.)
ASSETS
Cash & Due from Banks	$54,798	$114,738	$(59,940)	(52.24)%
Available-for-sale Debt Securities	497,367	408,463	88,904	21.77%
Loans, Net	2,351,018	1,878,260	472,758	25.17%
Bank-Owned Life Insurance	61,609	51,671	9,938	19.23%
Bank Premises and Equipment, Net	27,256	21,304	5,952	27.94%
Intangible Assets	74,069	54,479	19,590	35.96%
Other Assets	98,223	80,313	17,910	22.30%
TOTAL ASSETS	$3,164,340	$2,609,228	$555,112	21.27%

LIABILITIES
Deposits	$2,600,053	$2,102,141	$497,912	23.69%
Borrowed Funds - Federal Home Loan Bank and Repurchase Agreements	153,079	154,994	(1,915)	(1.24)%
Senior Notes, Net	14,988	14,917	71	0.48%
Subordinated Debt, Net	24,979	24,860	119	0.48%
Other Liabilities	35,677	30,485	5,192	17.03%
TOTAL LIABILITIES	2,828,776	2,327,397	501,379	21.54%

STOCKHOLDERS' EQUITY
Common Stockholders' Equity, Excluding Accumulated
Other Comprehensive Loss	360,326	314,521	45,805	14.56%
Accumulated Other Comprehensive Loss:
Net Unrealized Losses on Available-for-sale Debt Securities	(25,096)	(33,050)	7,954	(24.07)%
Defined Benefit Plans	334	360	(26)	(7.22)%
TOTAL STOCKHOLDERS' EQUITY	335,564	281,831	53,733	19.07%
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$3,164,340	$2,609,228	$555,112	21.27%

TABLE 3 - CONDENSED, CONSOLIDATED FINANCIAL HIGHLIGHTS

(Dollars In Thousands, Except Per Share Data)

(Unaudited)

	FOR THE
	THREE MONTHS ENDED		%
	March 31,		INCREASE
	2026	2025	(DECREASE)
EARNINGS PERFORMANCE- U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP")
Net Income	$273	$6,293	(95.66)%
Return on Average Assets (Annualized)	0.03%	0.98%	(96.94)%
Return on Average Equity (Annualized)	0.32%	9.05%	(96.46)%

PRE-TAX, PRE-PROVISION NET REVENUE ("PPNR") - NON-GAAP (b)
PPNR	$14,142	$8,151	73.50%
PPNR (Annualized) as a % of Average Assets	1.80%	1.27%	41.73%
PPNR (Annualized) as a % of Average Equity	16.34%	11.72%	39.42%

BALANCE SHEET HIGHLIGHTS
Total Assets	$3,164,340	$2,609,228	21.27%
Available-for-Sale Debt Securities	497,367	408,463	21.77%
Loans, Net	2,351,018	1,878,260	25.17%
Allowance for Credit Losses:
Allowance for Credit Losses on Loans	33,832	20,172	67.72%
Allowance for Credit Losses on Off-Balance Sheet Exposures	1,039	463	124.41%
Deposits	2,600,053	2,102,141	23.69%

OFF-BALANCE SHEET
Outstanding Balance of Mortgage Loans Sold with Servicing Retained	$451,162	$329,761	36.81%
Trust Assets Under Management	1,473,084	1,336,737	10.20%

TABLE 3 - CONDENSED, CONSOLIDATED FINANCIAL HIGHLIGHTS (Continued)

(Dollars In Thousands, Except Per Share Data)

(Unaudited)

	AS OF OR FOR THE
	THREE MONTHS ENDED		%
	March 31,		INCREASE
	2026	2025	(DECREASE)
STOCKHOLDERS' VALUE (PER COMMON SHARE)
Net Income - Basic and Diluted	$0.02	$0.41	(95.12)%
Dividends	$0.28	$0.28	0.00%
Common Book Value	$18.74	$18.20	2.97%
Tangible Common Book Value - NON-GAAP (c)	$14.73	$14.71	0.14%
Market Value (Last Trade)	$22.34	$20.12	11.03%
Market Value / Common Book Value	119.21%	110.55%	7.83%
Market Value / Tangible Common Book Value - NON-GAAP (c)	151.66%	136.78%	10.88%
Price Earnings Multiple	279.25	12.27	2,175.88%
Dividend Yield (Annualized)	5.01%	5.57%	(10.05)%
Common Shares Outstanding, End of Period	17,909,958	15,482,848	15.68%

SAFETY AND SOUNDNESS
Tangible Common Equity / Tangible Assets (c)	8.53%	8.91%	(4.26)%
Nonperforming Assets / Total Assets	1.33%	0.93%	43.01%
Allowance for Credit Losses / Total Loans	1.42%	1.06%	33.96%
Total Risk Based Capital Ratio (d)	14.11%	16.02%	(11.92)%
Tier 1 Risk Based Capital Ratio (d)	11.84%	13.64%	(13.20)%
Common Equity Tier 1 Risk Based Capital Ratio (d)	11.84%	13.64%	(13.20)%
Leverage Ratio (d)	9.31%	10.17%	(8.46)%

AVERAGE BALANCES
Average Assets	$3,146,688	$2,575,150	22.19%
Average Equity	$346,137	$278,143	24.45%

EFFICIENCY RATIO - NON-GAAP (e)
Net Interest Income on a Fully Taxable-Equivalent Basis (e)	$28,685	$20,186	42.10%
Noninterest Income, Excluding Net Realized Gain on Available-for-sale Debt Securities	8,169	7,008	16.57%
Total (1)	$36,854	$27,194	35.52%
Noninterest Expense (2)	$22,712	$19,043	19.27%
Efficiency Ratio = (2)/(1)	61.63%	70.03%	(11.99)%
(a)	The impact of the merger-related expense, net of tax has been added to the adjusted earnings and used in the calculation of the adjusted average return on assets, adjusted average return on equity and net income per basic and diluted share. Management believes disclosure of unaudited earnings results, adjusted to exclude the impact of the merger-related expense, net of tax, provides useful information for comparative purposes. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. A reconciliation of this non-GAAP measure to the comparable GAAP measure is provided below under the table “Adjusted Ratios for Merger-Related Expenses - NON- GAAP RECONCILIATION.”
(b)	PPNR includes net interest income plus noninterest income minus total noninterest expense but excludes provision (credit) for credit losses, realized gains or losses on securities, the income tax provision and merger-related expenses and other nonrecurring items included in earnings. Management believes disclosure of PPNR provides useful information for evaluating C&N’s financial performance without the impact of realized gains or losses on securities or unusual items or events that may obscure trends in C&N’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. A reconciliation of this non-GAAP measure to the comparable GAAP measure is provided below under the table “PPNR- NON- GAAP RECONCILIATION.”

(c)	Tangible common book value per share, tangible common equity as a percentage of tangible assets and market value as a percentage of tangible common book value are non-GAAP ratios. Management believes this non-GAAP information is helpful in evaluating the strength of the C&N's capital and in providing an alternative, conservative valuation of C&N's net worth. The ratios shown above are based on the following calculations of tangible assets and tangible common equity:

	March 31,
	2026	2025
Total Assets	$3,164,340	$2,609,228
Less: Intangible Asset, Goodwill	(63,311)	(52,505)
Less: Intangible Asset, Core Deposit Intangibles, net	(10,758)	(1,974)
Related Tax Effect on Core Deposit Intangibles, net	2,367	434
Tangible Assets (3)	$3,092,638	$2,555,183
Total Stockholders' Equity	$335,564	$281,831
Less: Goodwill	(63,311)	(52,505)
Less: Intangible Asset, Core Deposit Intangibles, net	(10,758)	(1,974)
Related Tax Effect on Core Deposit Intangibles, net	2,367	434
Tangible Common Equity (4)	$263,862	$227,786

Common Shares Outstanding, End of Period (5)	17,909,958	15,482,848
Tangible Common Book Value per Share = (3)/(5)	$14.73	$14.71
Tangible Common Equity (4) / Tangible Assets (3)	8.53%	8.91%

(d)Capital ratios for the most recent period are estimated.

(e)The efficiency ratio is a non-GAAP ratio that is calculated as shown above.  For purposes of calculating the efficiency ratio, net interest income on a fully taxable-equivalent basis includes amounts of interest income on tax-exempt securities and loans that have been increased to a fully taxable-equivalent basis, using C&N's marginal federal income tax rate of 21%. A reconciliation of net interest income under U.S. GAAP as compared to net interest income as adjusted to a fully taxable-equivalent basis is provided on page 20.

TABLE 4 - QUARTERLY CONDENSED, CONSOLIDATED

INCOME STATEMENT INFORMATION

(Dollars In Thousands, Except Per Share Data)

(Unaudited)

	For the Three Months Ended:
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Interest and dividend income	$40,588	$41,404	$33,650	$32,454	$31,709
Interest expense	12,134	12,931	11,387	11,312	11,734
Net interest income	28,454	28,473	22,263	21,142	19,975
Provision for credit losses	13,602	1,320	2,163	2,354	236
Net interest income after provision for credit losses	14,852	27,153	20,100	18,788	19,739
Noninterest income	8,169	8,360	7,304	8,142	7,008
Net realized gains on available-for-sale debt securities	26	38	0	0	0
Merger-related expenses	0	6,891	882	167	0
Other noninterest expenses	22,712	23,268	18,507	19,231	19,043
Income before income tax provision	335	5,392	8,015	7,532	7,704
Income tax provision	62	926	1,464	1,415	1,411
Net income	$273	$4,466	$6,551	$6,117	$6,293
Net income attributable to common shares	$273	$4,437	$6,498	$6,068	$6,242
Basic and diluted earnings per common share	$0.02	$0.25	$0.42	$0.40	$0.41

TABLE 5 - QUARTERLY CONDENSED, CONSOLIDATED

BALANCE SHEET INFORMATION

(In Thousands) (Unaudited)

	As of:
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
ASSETS
Cash & Due from Banks	$54,798	$46,056	$123,090	$99,619	$114,738
Available-for-Sale Debt Securities	497,367	506,575	415,313	406,052	408,463
Loans, Net	2,351,018	2,323,317	1,921,633	1,897,559	1,878,260
Bank-Owned Life Insurance	61,609	61,094	52,614	52,138	51,671
Bank Premises and Equipment, Net	27,256	27,755	21,055	21,195	21,304
Intangible Assets	74,069	74,884	54,267	54,373	54,479
Other Assets	98,223	92,788	76,061	79,939	80,313
TOTAL ASSETS	$3,164,340	$3,132,469	$2,664,033	$2,610,875	$2,609,228

LIABILITIES
Deposits (1)	$2,600,053	$2,564,716	$2,165,735	$2,109,776	$2,102,141
Borrowed Funds - Federal Home Loan Bank and Repurchase Agreements	153,079	149,553	134,383	144,427	154,994
Senior Notes, Net	14,988	14,970	14,952	14,934	14,917
Subordinated Debt, Net	24,979	24,949	24,919	24,889	24,860
Other Liabilities	35,677	36,567	30,085	30,492	30,485
TOTAL LIABILITIES	2,828,776	2,790,755	2,370,074	2,324,518	2,327,397

STOCKHOLDERS' EQUITY
Common Stockholders' Equity, Excluding Accumulated Other Comprehensive Loss	360,326	364,509	319,985	317,031	314,521
Accumulated Other Comprehensive Loss:
Net Unrealized Losses on Available-for-sale Debt Securities	(25,096)	(23,154)	(26,352)	(31,017)	(33,050)
Defined Benefit Plans	334	359	326	343	360
TOTAL STOCKHOLDERS' EQUITY	335,564	341,714	293,959	286,357	281,831
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$3,164,340	$3,132,469	$2,664,033	$2,610,875	$2,609,228

(1) Brokered Deposits (Included in Total Deposits)	$702	$3,850	$5,004	$5,005	$22,022

TABLE 6 - AVAILABLE-FOR-SALE DEBT SECURITIES

(In Thousands)

	March 31, 2026		December 31, 2025		March 31, 2025
	Amortized	Fair	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value	Cost	Value
Obligations of the U.S. Treasury	$8,042	$7,456	$8,047	$7,482	$8,062	$7,284
Obligations of U.S. Government agencies	10,936	10,212	11,423	10,749	9,819	8,923
Bank holding company debt securities	37,631	35,745	36,103	34,076	28,959	25,944
Obligations of states and political subdivisions:
Tax-exempt	104,941	96,758	105,149	98,359	110,721	99,148
Taxable	50,239	43,955	50,306	44,152	51,075	43,587
Mortgage-backed securities issued or guaranteed by U.S. Government agencies or sponsored agencies:
Residential pass-through securities	148,471	142,864	148,865	143,921	105,642	97,477
Residential collateralized mortgage obligations	62,511	60,094	65,782	63,707	54,923	52,148
Commercial mortgage-backed securities	98,771	92,296	99,095	92,631	73,232	65,553
Private label commercial mortgage-backed securities	0	0	3,490	3,489	8,404	8,399
Asset-backed securities,
Collateralized loan obligations	8,000	7,987	8,000	8,009	0	0
Total Available-for-Sale Debt Securities	$529,542	$497,367	$536,260	$506,575	$450,837	$408,463

TABLE 7 - SUMMARY OF LOANS BY TYPE

(Excludes Loans Held for Sale)

(In Thousands)

	March 31,	December 31,	March 31,
	2026	2025	2025
Commercial real estate - non-owner occupied:
Non-owner occupied	$556,787	$569,974	$471,351
Multi-family (5 or more) residential	170,891	160,284	101,061
1-4 Family - commercial purpose	198,203	197,480	161,292
Total commercial real estate - non-owner occupied	925,881	927,738	733,704
Commercial real estate - owner occupied	326,210	311,792	260,248
All other commercial loans:
Commercial and industrial	127,100	128,679	96,233
Commercial lines of credit	148,118	139,727	128,290
Political subdivisions	103,097	96,349	94,046
Commercial construction and land	123,170	123,887	96,176
Other commercial loans	70,431	71,895	21,434
Total all other commercial loans	571,916	560,537	436,179
Residential mortgage loans:
1-4 Family - residential	411,451	411,827	378,841
1-4 Family residential construction	34,460	32,123	23,407
Total residential mortgage	445,911	443,950	402,248
Consumer loans:
Consumer lines of credit (including HELCs)	98,961	94,060	49,782
All other consumer	15,971	16,288	16,271
Total consumer	114,932	110,348	66,053
Total	2,384,850	2,354,365	1,898,432
Less: allowance for credit losses on loans	(33,832)	(31,048)	(20,172)
Loans, net	$2,351,018	$2,323,317	$1,878,260

TABLE 8 - NON-OWNER OCCUPIED COMMERCIAL REAL ESTATE

(In Thousands)

Loan Type	March 31,	% of Non-owner	% of
	2026	Occupied CRE	Total Loans
Retail	$116,507	20.9%	4.9%
Office	109,404	19.6%	4.6%
Industrial	98,985	17.8%	4.2%
Hotels	81,638	14.7%	3.4%
Mixed Use	57,897	10.4%	2.4%
Self Storage Facilities	55,083	9.9%	2.3%
Other	37,273	6.7%	1.6%
Total Non-owner Occupied CRE Loans	$556,787
Total Gross Loans	$2,384,850

TABLE 9- PAST DUE LOANS AND NONPERFORMING ASSETS

(Dollars In Thousands)

	March 31, 2026			December 31, 2025			March 31,
	PCD Loans (1)	Non PCD Loans	Total	PCD Loans (1)	Non PCD Loans	Total	2025
Collateral dependent loans with a valuation allowance	$4,970	$632	$5,602	$5,138	$263	$5,401	$945
Collateral dependent loans without a valuation allowance	7,518	27,712	35,230	5,553	21,474	27,027	29,854
Total collateral dependent loans	$12,488	$28,344	$40,832	$10,691	$21,737	$32,428	$30,799

Total loans past due 30-89 days and still accruing	$2,193	$8,024	$10,217	$5,810	$12,499	$18,309	$8,452

Nonperforming assets:
Total nonaccrual loans	$8,566	$33,297	$41,863	$6,762	$26,074	$32,836	$24,106
Total loans past due 90 days or more and still accruing	0	69	69	0	88	88	24
Total nonperforming loans	8,566	33,366	41,932	6,762	26,162	32,924	24,130
Foreclosed assets held for sale (real estate)	0	181	181	0	189	189	199
Total nonperforming assets	$8,566	$33,547	$42,113	$6,762	$26,351	$33,113	$24,329

Total nonperforming loans as a % of total loans			1.76%			1.40%	1.27%
Total nonperforming assets as a % of assets			1.33%			1.06%	0.93%
Allowance for credit losses as a % of total loans			1.42%			1.32%	1.06%
(1)	Loans acquired in the Susquehanna merger with more than insignificant deterioration of credit quality since origination are accounted for as purchased with credit deterioration (“PCD”). Loans in nonaccrual status or risk rated special mention or substandard at October 1, 2025 are considered PCD Loans. The amortized cost basis of PCD loans totaled $22,266,000 at March 31, 2026.

TABLE 10- ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LOANS

(In Thousands)

	3 Months	3 Months	3 Months	Year
	Ended	Ended	Ended	Ended
	March 31,	December 31,	March 31,	December 31,
	2026	2025	2025	2025
Balance, beginning of period	$31,048	$23,474	$20,035	$20,035
Allowance recorded in business combination	0	7,074	0	7,074
Charge-offs	(10,833)	(905)	(117)	(1,726)
Recoveries	25	21	26	109
Net charge-offs	(10,808)	(884)	(91)	(1,617)
Provision for credit losses on loans	13,592	1,384	228	5,556
Balance, end of period	$33,832	$31,048	$20,172	$31,048

Net charge-offs as a % of average gross loans (annualized)	1.83%	0.15%	0.02%	0.08%

TABLE 11 - ANALYSIS OF THE PROVISION (CREDIT) FOR CREDIT LOSSES

(In Thousands)

	3 Months	3 Months	3 Months
	Ended	Ended	Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Provision (credit) for credit losses:
Loans receivable	$13,592	$1,384	$228
Off-balance sheet exposures	10	(64)	8
Total provision for credit losses	$13,602	$1,320	$236

TABLE 12 - PPNR NON- GAAP RECONCILIATION

(In Thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
Adjusted Ratios for Merger-Related Expense:	2026	2025	2025
Net Income (GAAP)	$273	$4,466	$6,293
Add: Provision for income taxes	62	926	1,411
Add: Provision for credit losses	13,602	1,320	236
Less: Realized gains on available-for-sale securities debt securities	(26)	(38)	0
Add: Merger-related expenses	0	6,891	0
Add: Professional fees expense - core system contract negotiation	0	647	0
Add: Adjustments to reflect net interest income on a fully taxable-equivalent basis	231	233	211
PPNR (non-GAAP)	$14,142	$14,445	$8,151

TABLE 13 - ADJUSTED RATIOS FOR MERGER-RELATED EXPENSES - NON-GAAP RECONCILIATION

(In Thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
Calculation of Adjusted Net Income:	2026	2025	2025
Net Income (GAAP) (A)	$273	$4,466	$6,293
Add: Merger-related expenses (B)	0	6,891	0
Less: Tax effect of merger-related expenses (C)	0	(1,391)	0
Adjusted Net Income (D=A+B-C) - Non-GAAP	$273	$9,966	$6,293
Adjusted Net Income Attributable to Common Shares - Non-GAAP	$273	$9,886	$6,242

Number of Shares Used in Computation-Basic and Diluted - Non-GAAP	17,732,537	17,665,099	15,338,532
Net Income-Basic and Diluted per Common Share - GAAP	$0.02	$0.25	$0.41
Adjusted Net Income-Basic and Diluted Per Common Share - Non-GAAP	$0.02	$0.56	$0.41

Adjusted Ratios for Merger-Related Expenses:

Average Assets (E)	3,146,688	3,175,780	2,575,150
Return on Average Assets (=A/E ) - GAAP(1)	0.03%	0.56%	0.98%
Adjusted Return on Average Assets (=D/E) - Non-GAAP(1)	0.03%	1.26%	0.98%

Average Equity (F)	346,137	341,300	278,143
Return on Average Equity (=A/F) - GAAP(1)	0.32%	5.23%	9.05%
Adjusted Return on Average Equity (=D/F) -Non-GAAP(1)	0.32%	11.68%	9.05%

(1)Annualized

TABLE 14 - ANALYSIS OF AVERAGE DAILY BALANCES AND RATES

(Dollars in Thousands)	3 Months			3 Months			3 Months
	Ended		Rate of	Ended		Rate of	Ended		Rate of
	3/31/2026		Return/	12/31/2025		Return/	3/31/2025		Return/
	Average	Income/	Cost of	Average	Income/	Cost of	Average	Income/	Cost of
	Balance	Expense	Funds %	Balance	Expense	Funds %	Balance	Expense	Funds %
EARNING ASSETS
Interest-bearing due from banks	$25,516	$218	3.46%	$82,771	$801	3.84%	$67,896	$721	4.31%
Available-for-sale debt securities, at amortized cost:
Taxable	427,531	3,518	3.34%	424,835	3,399	3.17%	339,557	2,302	2.75%
Tax-exempt (1)	104,712	647	2.51%	106,361	654	2.44%	111,143	648	2.36%
Total available-for-sale debt securities	532,243	4,165	3.17%	531,196	4,053	3.03%	450,700	2,950	2.65%
Loans receivable:
Taxable	2,271,112	35,641	6.36%	2,255,485	35,958	6.33%	1,809,045	27,503	6.17%
Tax-exempt (2)	93,852	765	3.31%	90,019	787	3.47%	90,388	728	3.27%
Total loans receivable	2,364,964	36,406	6.24%	2,345,504	36,745	6.22%	1,899,433	28,231	6.03%
Other earning assets	2,893	30	4.21%	3,028	38	4.98%	1,777	18	4.11%
Total Earning Assets	2,925,616	$40,819	5.66%	2,962,499	$41,637	5.58%	2,419,806	$31,920	5.35%
Cash	25,498			23,461			20,920
Unrealized loss on securities	(27,003)			(31,622)			(44,405)
Allowance for credit losses	(31,520)			(30,888)			(20,341)
Bank-owned life insurance	61,275			60,756			51,383
Bank premises and equipment	27,551			27,963			21,329
Intangible assets	74,530			75,534			54,530
Other assets	90,741			88,076			71,928
Total Assets	$3,146,688			$3,175,779			$2,575,150

INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest checking	$669,972	$2,328	1.41%	$687,936	$2,664	1.54%	$539,244	$2,727	2.05%
Money market	385,585	1,850	1.95%	409,970	2,205	2.13%	355,144	1,981	2.26%
Savings	362,060	848	0.95%	374,431	1,039	1.10%	195,971	49	0.10%
Time deposits	602,443	5,032	3.39%	616,988	5,235	3.37%	494,219	4,835	3.97%
Total interest-bearing deposits	2,020,060	10,058	2.02%	2,089,325	11,143	2.12%	1,584,578	9,592	2.45%
Borrowed funds:
Short-term	28,203	276	3.97%	2,438	6	0.98%	1,400	0	0.00%
Long-term - FHLB advances	134,034	1,446	4.38%	126,069	1,428	4.49%	162,392	1,789	4.47%
Senior notes, net	14,979	121	3.28%	14,962	121	3.21%	14,908	121	3.29%
Subordinated debt, net	24,965	233	3.79%	24,935	233	3.71%	24,846	232	3.79%
Total borrowed funds	202,181	2,076	4.16%	168,404	1,788	4.21%	203,546	2,142	4.27%
Total Interest-bearing Liabilities	2,222,241	$12,134	2.21%	2,257,729	$12,931	2.27%	1,788,124	$11,734	2.66%
Demand deposits	540,165			539,557			476,604
Other liabilities	38,145			37,193			32,279
Total Liabilities	2,800,551			2,834,479			2,297,007
Stockholders' equity, excluding accumulated other comprehensive loss	366,848			365,646			312,427
Accumulated other comprehensive loss	(20,711)			(24,346)			(34,284)
Total Stockholders' Equity	346,137			341,300			278,143
Total Liabilities and Stockholders' Equity	$3,146,688			$3,175,779			$2,575,150
Interest Rate Spread			3.45%			3.31%			2.69%
Net Interest Income		$28,685			$28,706			$20,186
Net Interest Income/Earning Assets (Net Interest Margin)			3.98%			3.84%			3.38%
Total Deposits (Interest-bearing and Demand)	$2,560,225			$2,628,882			$2,061,182
Brokered Deposits	$2,247	$21	3.79%	$4,705	$48	4.05%	$26,580	$312	4.76%
(1)Annualized rates of return on tax-exempt securities and loans are presented on a fully taxable-equivalent basis, using C&N’s marginal federal income tax rate of 21%. See Reconciliation.
(2)Nonaccrual loans have been included with loans for the purpose of analyzing net interest earnings.
(3)	Rates of return on earning assets and costs of funds have been presented on an annualized basis.

TABLE 15 - FULLY TAXABLE-EQUIVALENT NET INTEREST INCOME NON- GAAP RECONCILIATION

(In Thousands)	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Net Interest Income Under U.S. GAAP	$28,454	$28,473	$19,975
Add: fully taxable-equivalent interest income adjustment from tax-exempt securities	85	82	75
Add: fully taxable-equivalent interest income adjustment from tax-exempt loans	146	151	136
Net Interest Income as adjusted to a fully taxable-equivalent basis	$28,685	$28,706	$20,186

TABLE 16 - COMPARISON OF NONINTEREST INCOME

(In Thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Trust revenue	$2,085	$2,087	$2,102
Brokerage and insurance revenue	588	771	498
Service charges on deposit accounts	1,650	1,643	1,440
Interchange revenue from debit card transactions	1,267	1,232	1,036
Net gains from sales of loans	370	558	205
Loan servicing fees, net	108	225	138
Increase in cash surrender value of life insurance	515	527	457
Other noninterest income	1,586	1,317	1,132
Total noninterest income, excluding realized gains on available-for-sale debt securities, net	8,169	8,360	7,008
Realized gains on available-for-sale debt securities, net	26	38	0
Total noninterest income	$8,195	$8,398	$7,008

TABLE 17 - COMPARISON OF NONINTEREST EXPENSE

(In Thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Salaries and employee benefits	$13,201	$13,267	$11,759
Net occupancy and equipment expense	1,891	1,662	1,459
Data processing and telecommunications expenses	2,449	2,751	2,071
Automated teller machine and interchange expense	583	544	387
Pennsylvania shares tax	585	469	496
Professional fees	639	1,291	517
Other noninterest expense	3,364	3,284	2,354
Total noninterest expense, excluding merger-related expenses	22,712	23,268	19,043
Merger-related expenses	0	6,891	0
Total noninterest expense	$22,712	$30,159	$19,043

TABLE 18 - LIQUIDITY INFORMATION

(In Thousands)

Available Credit Facilities	Outstanding			Available			Total Credit
	March 31,	Dec. 31,	March 31,	March 31,	Dec. 31,	March 31,	March 31,	Dec. 31,	March 31,
	2026	2025	2025	2026	2025	2025	2026	2025	2025
Federal Home Loan Bank of Pittsburgh	$174,202	$170,922	$176,540	$948,272	$785,822	$772,430	$1,137,639	$971,946	$948,970
Federal Reserve Bank Discount Window	0	0	0	24,632	25,484	17,431	24,632	25,484	17,431
Other correspondent banks	0	0	0	75,000	75,000	75,000	75,000	75,000	75,000
Total credit facilities	$174,202	$170,922	$176,540	$1,047,904	$886,306	$864,861	$1,237,271	$1,072,430	$1,041,401

Uninsured Deposits Information	March 31,	December 31,	March 31,
	2026	2025	2025
Total Deposits - C&N Bank	$2,620,675	$2,584,952	$2,120,521

Estimated Total Uninsured Deposits	$856,022	$811,209	$621,542
Portion of Uninsured Deposits that are
Collateralized	171,335	172,585	138,178
Uninsured and Uncollateralized Deposits	$684,687	$638,624	$483,364

Uninsured and Uncollateralized Deposits as
a % of Total Deposits	26.1%	24.7%	22.8%

Available Funding from Credit Facilities	$1,047,904	$886,306	$864,861
Fair Value of Available-for-sale Debt
Securities in Excess of Pledging Obligations	315,391	319,624	270,496
Highly Liquid Available Funding	$1,363,295	$1,205,930	$1,135,357

Highly Liquid Available Funding as a % of
Uninsured Deposits	159.3%	148.7%	182.7%

Highly Liquid Available Funding as a % of
Uninsured and Uncollateralized Deposits	199.1%	188.8%	234.9%